Exhibit 99.6

NOTICE FOR LENDERS

Reference is made to the Term Loan Credit Agreement (the “Credit Agreement”), dated as of July 30, 2015, among Aetna Inc., the Lenders party thereto, and Citibank, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

We are pleased to inform you that documents responsive to the requirements of Section 3.01 of the Credit Agreement have been received. Accordingly, the Administrative Agent hereby notifies you that the Effective Date is July 30, 2015.

We thank you for assisting the Borrower in completing this important transaction.